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                                  March 9, 1998


Ortec International, Inc.
3960 Broadway
New York, New York 10032

Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Ortec International, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 352,000 shares of the common stock of the Company, par value, $.001 per share (the "Shares"). 2,000 Shares have already been issued pursuant to the exercise of an option in the form of a warrant granted to a consultant of the Company. The remaining 350,000 Shares may be issued upon the exercise of options granted or to be granted by the Company pursuant to its 1996 Stock Option Plan (the "Plan").

                  As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of the options granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under Item 5 of
Part II of the Registration Statement entitled "Interests of Named Experts and Counsel." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                           Very truly yours,


                                           Feder, Kaszovitz, Isaacson,
                                            Weber, Skala & Bass LLP